EXHIBIT 99.2

Upexi to Present at the iAccess Alpha Virtual Best Ideas Summer Investment Conference on June 24-25

TAMPA, FL, May 30, 2025 – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced that management will present at the iAccess Alpha Virtual Best Ideas Summer Investment Conference 2025 on June 24 and 25, 2025.

iAccess Alpha Virtual Conference Details:

Date: June 24-25, 2025

Presentation Date and Time: Tuesday, June 24th at 12:30 p.m. ET

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi, please contact KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://twitter.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (216) 347-0473

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254